JOINT LIFE 5% GUARANTEED WITHDRAWAL BENEFIT RIDER
Pacific Life Insurance Company has issued this Rider as a part of the annuity Contract to which it is attached.
All provisions of the Contract that do not conflict with this Rider apply to this Rider. In the event of any conflict between the provisions of this Rider and the provisions of the Contract, the provisions of this Rider shall prevail over the provisions of the Contract.
The numeric examples contained in this Rider are based on certain assumptions. They have been provided to assist in understanding the benefits provided by this Rider and to demonstrate how Purchase Payments received and withdrawals made from the Contract prior to the Annuity Date affect the values and benefits under this Rider over an extended period of time.

Definition of Terms – Unless redefined below, the terms defined in the Contract will have the same meaning when used in this Rider. For purposes of this Rider, the following definitions apply:
Annual RMD Amount – The amount required to be distributed each Calendar Year for purposes of satisfying the minimum distribution requirements of Internal Revenue Code Section 401(a)(9) and related Code provisions in effect on the Rider Effective Date.
Designated Lives (each a “Designated Life”) – Designated Lives must be natural persons who are each other’s spouses on the Rider Effective Date. Designated Lives will remain unchanged while this Rider is in effect.
To be eligible for lifetime benefits, a Designated Life must:
(a)	be the Owner (or the Annuitant, in the case of a custodial owned IRA); or

(b)	meet the following two conditions:
(i)	remain the spouse of the other Designated Life; and

(ii)	be the first in the line of succession as determined under the Contract for payment of any death benefit.
Protected Payment Amount – The maximum amount that can be withdrawn under this Rider without reducing the Protected Payment Base. The Protected Payment Amount on any day after the Rider Effective Date is equal to 5% of the Protected Payment Base as of that day, less cumulative withdrawals during that Contract Year. The Protected Payment Amount will never be less than zero.
Protected Payment Base – An amount used to determine the Protected Payment Amount. The Protected Payment Base will remain unchanged except as otherwise described under the provisions of this Rider.
Remaining Protected Balance – The amount available for future withdrawals made under this Rider. The Remaining Protected Balance will never be less than zero.
Reset Date – Any Contract Anniversary beginning with the first (1st) Contract Anniversary after the Rider Effective Date on which an automatic reset or an Owner-elected reset occurs.
Spouse – The Owner’s spouse, who is treated as the Owner’s spouse pursuant to federal law.
Surviving Spouse – The surviving spouse of a deceased Owner.
For purposes of this Rider, the term “withdrawal” includes any applicable withdrawal charges and charges for premium taxes and/or other taxes, if applicable. Amounts withdrawn under this Rider will reduce the Contract Value by the amount withdrawn and will be subject to the same conditions, limitations, restrictions and all other fees, charges and deductions, if applicable, as withdrawals otherwise made under the provisions of the Contract.
Joint Life 5% Guaranteed Withdrawal Benefit – You have purchased a Joint Life 5% Guaranteed Withdrawal Benefit Rider. Subject to the terms and conditions described herein, this Rider:
(a)	allows for withdrawals up to the Protected Payment Amount without any adjustment to the Protected Payment Base, regardless of market performance, until the death of all Designated Lives eligible for lifetime benefits, subject to the provisions of this Rider;

(b)	provides for an annual credit to be applied to the Protected Payment Base and Remaining Protected Balance as described under the Annual Credit provision of this Rider;

(c)	allows for withdrawals for purposes of satisfying the minimum distribution requirements of Internal Revenue Code Section 401(a)(9) and related Code provisions in effect on the Rider Effective Date, regardless of the amount, without any adjustment to the Protected Payment Base, subject to certain conditions as described herein;

(d)	provides for automatic annual resets or Owner-elected resets of the Protected Payment Base and Remaining Protected Balance to an amount equal to 100% of the Contract Value as of a Reset Date.

Eligibility - This Rider may be purchased and added to the Contract on the Contract Date or, if available, on any Contract Anniversary, provided that on the date of purchase (the “Rider Effective Date”):
(a)	the Contract is issued as a Non-Qualified Contract, except that if the Owner is a trust or other entity, this Rider is not available; or

(b)	the Contract issued as a Qualified Contract under Code Section 408(a), 408(k), 408A, 408(p) or 403(b); and

(c)	the entire Contract Value is invested according to an asset allocation program established and maintained by us for this Rider; and

(d)	both Designated Lives must be at least age 591/2 and not older than age 85 on the Rider Effective Date; and

(e)	the Contract must be structured such that upon the death of one Designated Life, the surviving Designated Life may retain or assume ownership of the Contract.
For purposes of meeting the eligibility requirements, Designated Lives must be any one of the following:
(f)	A sole Owner with the Owner’s spouse designated as the sole primary beneficiary; or

(g)	Joint Owners, where the Owners are each other’s spouses; or

(h)	If the Contract is issued as a custodial owned IRA, the beneficial owner must be the Annuitant and the Annuitant’s spouse must be designated as the sole primary beneficiary under the Contract. The custodian, under a custodial owned IRA, for the benefit of the beneficial owner, may be designated as sole primary beneficiary, provided that the spouse of the beneficial owner be the sole primary beneficiary of the custodial account; and

(i)	any Annuitant must be a Designated Life.
Annual Charge – An annual charge for expenses related to this Rider will be deducted from the Investment Options on a proportionate basis relative to the Account Value in each such Investment Option.
The annual charge is deducted, in arrears, on each Contract Anniversary that this Rider remains in effect. The annual charge is equal to [0.85%] (not to exceed a maximum annual charge percentage of 1.20%) multiplied by the Protected Payment Base on the day the charge is deducted.
The annual charge percentage established on the Rider Effective Date will not change, except as otherwise described in the provisions of this Rider.
If this Rider terminates on a Contract Anniversary, the entire annual charge for the prior Contract Year will be deducted from the Contract Value on that Contract Anniversary.
If the Rider terminates prior to a Contract Anniversary, we will prorate the annual charge. The prorated amount will be based on the Protected Payment Base as of the day the Rider terminates. Such prorated amount will be deducted from the Contract Value on the earlier of the day the Contract terminates or the Contract Anniversary immediately following the day the Rider terminates.
We will waive the annual charge if the Rider terminates as a result of the death of the surviving Designated Life, or upon full annuitization of the Contract.
Any portion of the annual charge we deduct from any of our fixed-rate General Account Investment Options (if available under the Contract) will not be greater than the annual interest credited in excess of that option’s minimum guaranteed interest rate.

Change in Annual Charge – The annual charge percentage may change as a result of any automatic reset or Owner-elected reset. The annual charge percentage will never exceed the annual charge percentage then in effect for new issues of this same rider. If we are no longer issuing this rider, any change in the annual charge percentage will not result in an annual charge percentage that exceeds the maximum annual charge percentage specified in the Annual Charge provision.
If the Protected Payment Base and Remaining Protected Balance are never reset, the annual charge percentage established on the Rider Effective Date is guaranteed not to change.
Initial Values – The Protected Payment Base, Remaining Protected Balance and Protected Payment Amount are initially determined on the Rider Effective Date. On the Rider Effective Date, the Protected Payment Base and Remaining Protected Balance are equal to the Initial Purchase Payment or, if available on a Contract Anniversary, the Contract Value on that Contract Anniversary. The Protected Payment Amount is equal to 5% of the Protected Payment Base.
Subsequent Purchase Payments – Purchase Payments received after the Rider Effective Date will result in an increase in the Protected Payment Base and Remaining Protected Balance equal to the amount of the Purchase Payment.
Limitation on Subsequent Purchase Payments – For purposes of this Rider, in no event may any Purchase Payment received on and after the first (1st) Contract Anniversary, measured from the Rider Effective Date or the most recent Reset Date, whichever is later, result in the total of all Purchase Payments received since that Contract Anniversary to exceed $100,000, without our prior approval.
This provision only applies if the Contract permits Purchase Payments after the first (1st) Contract Anniversary, measured from the Contract Date.
Annual Credit – On each Contract Anniversary after the Rider Effective Date, an annual credit will be applied to the Protected Payment Base and Remaining Protected Balance if, as of that Contract Anniversary:
(a)	no withdrawals have occurred after the Rider Effective Date or the most recent Reset Date, whichever is later; and

(b)	that Contract Anniversary is within the first ten (10) Contract Anniversaries, measured from the Rider Effective Date or the most recent Reset Date, whichever is later.
The annual credit is equal to [6%] of the sum of (A) and (B) as of the Contract Anniversary on which the credit is added, where:
(A)	is the Remaining Protected Balance on the Rider Effective Date or the most recent Reset Date, whichever is later.

(B)	is cumulative Purchase Payments received after the Rider Effective Date or the most recent Reset Date, whichever is later.
Once a withdrawal has occurred, no annual credit will be applied to the Protected Payment Base and Remaining Protected Balance on any Contract Anniversary following the withdrawal, unless an automatic reset or an Owner-elected reset occurs, in which case eligibility for the annual credit will begin as of the Reset Date of that automatic reset or Owner-elected reset. (See Application of Rider Provisions).
Withdrawal of Protected Payment Amount – While this Rider is in effect, you may withdraw up to the Protected Payment Amount without any adjustment to the Protected Payment Base, regardless of market performance, until the death of all Designated Lives eligible for lifetime benefits.
If a withdrawal does not exceed the Protected Payment Amount immediately prior to that withdrawal, the Protected Payment Base will remain unchanged. The Remaining Protected Balance will decrease by the withdrawal amount immediately following the withdrawal.

Withdrawals Exceeding Protected Payment Amount – Except as otherwise provided under the Withdrawals to Satisfy Required Minimum Distribution provision of this Rider, if a withdrawal exceeds the Protected Payment Amount immediately prior to that withdrawal, we will adjust the Protected Payment Base and Remaining Protected Balance immediately following the withdrawal to the lesser of:
(a)	the Contract Value immediately after the withdrawal; or

(b)	the Remaining Protected Balance immediately prior to the withdrawal, less the withdrawal amount.
The amount available for withdrawal under the Contract must be sufficient to support any withdrawal that would otherwise exceed the Protected Payment Amount.
Withdrawals to Satisfy Required Minimum Distribution – No adjustment will be made to the Protected Payment Base if a withdrawal made under this Rider exceeds the Protected Payment Amount immediately prior to the withdrawal, provided that such withdrawal (herein referred to as an “RMD withdrawal”) is for purposes of satisfying the minimum distribution requirements of Internal Revenue Code Section 401(a)(9) and related Code provisions in effect on the Rider Effective Date, and further subject to the following:
(a)	you have authorized us to calculate and make periodic distribution of the Annual RMD Amount for the Calendar Year required based on the payment frequency you have chosen;

(b)	the Annual RMD Amount is based on this Contract only; and

(c)	no withdrawals (other than RMD withdrawals) are made from the Contract during the Contract Year.
Each RMD withdrawal will decrease the Remaining Protected Balance by the amount withdrawn immediately following the RMD withdrawal.
Depletion of Contract Value – If a withdrawal does not exceed the Protected Payment Amount (or is an RMD Withdrawal) and reduces the Contract Value to zero, the following will apply:
(a)	5% of the Protected Payment Base will be paid each year until the death of all Designated Lives eligible for lifetime benefits;

(b)	no additional Purchase Payments will be accepted under the Contract;

(c)	any Remaining Protected Balance will not be available for payment in a lump sum and will not be applied to provide payments under an Annuity Option; and

(d)	the Contract will cease to provide any death benefit.
The payments under subparagraph (a) above will be made under a series of pre-authorized withdrawals under a payment frequency, as elected by the Owner, but no less frequently than annually.
Any Remaining Protected Balance that remains after payments cease under subparagraph (a) above, will continue to be paid to the Beneficiary until the Remaining Protected Balance is reduced to zero.
Depletion of Remaining Protected Balance – If a withdrawal reduces the Remaining Protected Balance to zero and Contract Value remains, the following will apply:
(a)	if a withdrawal (except an RMD withdrawal) exceeds the Protected Payment Amount, this Rider will terminate; and

(b)	any death benefit proceeds to be paid to the Beneficiary from remaining Contract Value will be paid as described under the Death Benefit provisions of the Contract.

Automatic Reset – On each Contract Anniversary while this rider is in effect and before the Annuity Date and after any annual credit is applied, we will automatically reset the Protected Payment Base and Remaining Protected Balance to an amount equal to 100% of the Contract Value, if the Protected Payment Base is less than the Contract Value on that Contract Anniversary. The annual charge percentage may change as a result of any automatic reset. (See Change in Annual Charge provision). We will provide you with written confirmation of each automatic reset.
Automatic Reset — Opt-Out Election — If you are within thirty (30) days after a Contract Anniversary on which an automatic reset is effective, you have the option to reinstate the Protected Payment Base, Remaining Protected Balance and the annual charge percentage to their respective amounts immediately before the automatic reset.
If you elect this option, your opt-out election must be received, in a form satisfactory to us, at our Service Center within the same thirty (30) day period after the Contract Anniversary on which the reset is effective.
Any future automatic resets will continue in effect in accordance with the Automatic Reset provision of this Rider.
Automatic Reset – Future Participation – You may elect not to participate in future automatic resets at any time. Your election must be received, in a form satisfactory to us, at our Service Center, while this rider is in effect and before the Annuity Date. Such election will be effective for future Contract Anniversaries.
If you previously elected not to participate in automatic resets, you may re-elect to participate in future automatic resets at any time. Your election to resume participation must be received, in a form satisfactory to us, at our Service Center while this Rider is in effect and before the Annuity Date. Such election will be effective for future Contract Anniversaries as described in the Automatic Reset provision.
Owner-Elected Resets (Non-Automatic) – On any Contract Anniversary while this Rider is in effect and before the Annuity Date, you may elect to reset the Remaining Protected Balance and Protected Payment Base to an amount equal to 100% of the Contract Value as of that Contract Anniversary. The annual charge percentage may change if you elect this reset option. (See Change in Annual Charge provision).
If you elect this option, your election must be received, in a form satisfactory to us, at our Service Center within thirty (30) days after the Contract Anniversary on which the reset is effective. Your election of this option may result in a reduction in the Protected Payment Base, Remaining Protected Balance, Protected Payment Amount and any annual credit that may be applied. We will provide you with written confirmation of your election.
Application of Rider Provisions — On and after each Reset Date, the provisions of this Rider shall apply in the same manner as they applied when the Rider was originally issued. Eligibility for the annual credit, the limitations and restrictions on Purchase Payments and withdrawals, the deduction of annual charges and any future reset options available on and after each Reset Date, will again apply and will be measured from that Reset Date.
Annuitization – If you annuitize the Contract at the maximum Annuity Date specified in the Contract and this Rider is still in effect at the time of your election and a Life Only annuity option is chosen, the annuity payments will be equal to the greater of:
(a)	the Life Only annual payment amount calculated based on the Net Contract Value at the maximum Annuity Date, less any charges for premium taxes and/or other taxes, and the Life Only annuity rates based on the greater of our current income factors in effect for the Contract on the maximum Annuity Date; or our guaranteed income factors; or

(b)	5% of the Protected Payment Base in effect at the maximum Annuity Date.
If you annuitize the Contract at any time prior to the maximum Annuity Date specified in the Contract, your annuity payments will be determined in accordance with the terms of the Contract. The Protected Payment Base, Remaining Protected Balance and Protected Payment Amount under this Rider will not be used in determining any annuity payments.

Spousal Continuation – If the Owner dies while this Rider is in effect and if the surviving spouse (who is also an eligible Designated Life) elects to continue the Contract in accordance with its terms, the surviving spouse may continue to take withdrawals of the Protected Payment Amount under this Rider, until the day of death of such surviving spouse.
Ownership and Beneficiary Changes – Changes in Contract Owner(s), Annuitant and/or Beneficiary designations and changes in marital status may adversely affect the benefits of this Rider.
Termination of Rider – Except as otherwise provided under the Spousal Continuation provision of this Rider, this Rider will automatically terminate upon the earliest to occur of one of the following events:
(a)	the day any portion of the Contract Value is no longer invested according to an asset allocation program established and maintained by us for this Rider;

(b)	the day of death of all Designated Lives eligible for lifetime benefits;

(c)	upon the death of the first Designated Life, if a death benefit is payable and a spouse who chooses to continue the Contract is not an eligible Designated Life;

(d)	upon the death of the first Designated Life, if a death benefit is payable and the Contract is not continued according to the Spousal Continuation provision;

(e)	if both Designated Lives are Joint Owners and there is a change in marital status, the Rider will terminate upon the death of the first Designated Life who is an Owner;

(f)	the day the Contract is terminated in accordance with the provisions of the Contract;

(g)	the day that neither Designated Life is an Owner (or Annuitant, in the case of a custodial owned IRA); or

(h)	the Annuity Date.
This Rider and the Contract will not terminate under subparagraphs (b) and (e) if, at the time of these events, the Contract Value is zero and we are making pre-authorized withdrawals of 5% of the Protected Payment Base. In these cases, the Rider and Contract will terminate when the Remaining Protected Balance is reduced to zero.
Rider Effective Date – This Rider is effective on the Contract Date, unless a later date is shown below
     Rider Effective Date:      [Date]
All other terms and conditions of the Contract remain unchanged by this Rider.
PACIFIC LIFE INSURANCE COMPANY

Chairman and Chief Executive Officer	Secretary

JOINT LIFE 5% GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
The numeric examples shown in this section are based on certain assumptions. They have been provided to assist in understanding the benefits provided by this Rider and to demonstrate how Purchase Payments received and withdrawals made from the Contract prior to the Annuity Date affect the values and benefits under this Rider over an extended period of time. These examples are not intended to serve as projections of future investment returns.
Example #1 – Setting of Initial Values.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

Beginning					Protected	Protected	Remaining
of Contract	Purchase		Contract Value	Annual	Payment	Payment	Protected
Year	Payment	Withdrawal	after Activity	Credit	Base	Amount	Balance
1	$100,000		$100,000	$0	$100,000	$5,000	$100,000
On the Rider Effective Date, the initial values are set as follows:
•	Protected Payment Base = Initial Purchase Payment = $100,000

•	Remaining Protected Balance = Initial Purchase Payment = $100,000

•	Protected Payment Amount = 5% of Protected Payment Base = $5,000
Example #2 – Subsequent Purchase Payments.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	A subsequent Purchase Payment of $100,000 is received during Contract Year 1.

•	No withdrawals taken.

•	No automatic resets or Owner-elected resets.

					Protected	Protected	Remaining
Beginning	Purchase		Contract Value	Annual	Payment	Payment	Protected
of Contract Year	Payment	Withdrawal	after Activity	Credit	Base	Amount	Balance
1	$100,000		$100,000	$0	$100,000	$5,000	$100,000
Activity	$100,000		$200,000		$200,000	$10,000	$200,000
2			$207,000	$12,000	$212,000	$10,600	$212,000
Immediately after the $100,000 subsequent Purchase Payment during Contract Year 1, the Protected Payment Base and Remaining Protected Balance are increased by the Purchase Payment amount to $200,000 ($100,000 + $100,000). The Protected Payment Amount after the Purchase Payment is equal to $10,000 (5% of the Protected Payment Base after the Purchase Payment since there were no withdrawals during that Contract Year).
Since no withdrawal occurred prior to the Contract Anniversary at the Beginning of Contract Year 2, an annual credit of $12,000 (6% of the initial Remaining Protected Balance plus cumulative Purchase Payments received after the Rider Effective Date) is applied to the Protected Payment Base and Remaining Protected Balance on that Contract Anniversary, increasing both to $212,000. As a result, the Protected Payment Amount on that Contract Anniversary is equal to $10,600 (5% of the Protected Payment Base on that Contract Anniversary).
In addition to Purchase Payments, the Contract Value is further subject to increases and/or decreases during each Contract Year as a result of additional amounts credited, charges, fees and other deductions, and increases and/or decreases in the investment performance of the Variable Account.

JOINT LIFE 5% GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
Example #3 – Withdrawals Not Exceeding Protected Payment Amount.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	A subsequent Purchase Payment of $100,000 is received during Contract Year 1.

•	A withdrawal equal to or less than the Protected Payment Amount is taken during Contract Years 2, 3 and 4.

•	Automatic resets at Beginning of Contract Years 4 and 5.

					Protected	Protected	Remaining
Beginning			Contract Value	Annual	Payment	Payment	Protected
of Contract Year	Purchase Payment	Withdrawal	after Activity	Credit	Base	Amount	Balance
1	$100,000		$100,000	$0	$100,000	$5,000	$100,000
Activity	$100,000		$200,000		$200,000	$10,000	$200,000
2			$207,000	$12,000	$212,000	$10,600	$212,000
Activity		$10,600	$210,890		$212,000		$201,400
3			$210,890	$0	$212,000	$10,600	$201,400
Activity		$10,600	$215,052		$212,000		$190,800
4 (Prior to Automatic Reset)		è	$215,052	$0	$212,000	$10,600	$190,800
4 (After Automatic Reset)		è	$215,052	$0	$215,052	$10,752	$215,052
Activity		$10,600	$219,506		$215,052	$152	$204,452
5 (Prior to Automatic Reset)		è	$219,506	$0	$215,506	$10,752	$204,506
5 (After Automatic Reset)		è	$219,506	$0	$219,506	$10,975	$219,506
For an explanation of the values and activities at the start of and during Contract Year 1, refer to Examples #1 and #2.
As the withdrawal during Contract Year 2 did not exceed the Protected Payment Amount immediately prior to the withdrawal ($10,600):
(a)	the Protected Payment Base remains unchanged; and

(b)	the Remaining Protected Balance is reduced by the amount of the withdrawal to $201,400 ($212,000 — $10,600).
As the withdrawal during Contract Year 3 did not exceed the Protected Payment Amount immediately prior to the withdrawal ($10,600):
(c)	the Protected Payment Base remains unchanged; and

(d)	the Remaining Protected Balance is reduced by the amount of the withdrawal to $190,800 ($201,400 — $10,600).
Because at the Beginning of Contract Year 4, the Protected Payment Base was less than the Contract Value on that Contract Anniversary (see balances at Beginning of Contract Year 4 – Prior to Automatic Reset), an automatic reset occurred which resets the Protected Payment Base and Remaining Protected Balance to an amount equal to 100% of the Contract Value (see balances at Beginning of Contract Year 4 – After Automatic Reset). As a result, the Protected Payment Amount is equal to $10,752 (5% of the reset Protected Payment Base).
As the withdrawal during Contract Year 4 did not exceed the Protected Payment Amount immediately prior to the withdrawal ($10,600):
(e)	the Protected Payment Base remains unchanged;

(f)	the Remaining Protected Balance is reduced by the amount of the withdrawal to $204,452 ($215,452 — $10,600); and

(g)	the Protected Payment Amount is reduced to $152 (5% of the Protected Payment Base less cumulative withdrawals (5% x $215,052 — $10,600 = $152)).
Because at the Beginning of Contract Year 5, the Protected Payment Base was less than the Contract Value on that Contract Anniversary (see balances at Beginning of Contract Year 5 – Prior to Automatic Reset), an automatic reset occurred which resets the Protected Payment Base and Remaining Protected Balance to an amount equal to 100% of the Contract Value (see balances at Beginning of Contract Year 5 – After Automatic Reset). As a result, the Protected Payment Amount is equal to $10,975 (5% of the reset Protected Payment Base).
Since withdrawals occurred during Contract Years 2, 3 and 4, no annual credit will be applied to the Protected Payment Base and Remaining Protected Balance on any Contract Anniversary following the withdrawal.

JOINT LIFE 5% GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
Example #4 – Withdrawals Exceeding Protected Payment Amount.
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	A subsequent Purchase Payment of $100,000 is received during Contract Year 1.

•	A withdrawal greater than the Protected Payment Amount is taken during Contract Years 2, 3 and 4.

•	Automatic resets at Beginning of Contract Years 3, 4 and 5.

					Protected	Protected	Remaining
Beginning			Contract Value	Annual	Payment	Payment	Protected
of Contract Year	Purchase Payment	Withdrawal	after Activity	Credit	Base	Amount	Balance
1	$100,000		$100,000	$0	$100,000	$5,000	$100,000
Activity	$100,000		$200,000		$200,000	$10,000	$200,000
2			$207,000	$12,000	$212,000	$10,600	$212,000
Activity		$15,000	$206,490		$197,000	$0	$197,000
3 (Prior to Automatic Reset)		è	$206,490	$0	$197,000	$9,850	$197,000
3 (After Automatic Reset)		è	$206,490	$0	$206,490	$10,324	$206,490
Activity		$15,000	$205,944		$191,490	$0	$191,490
4 (Prior to Automatic Reset)		è	$205,944	$0	$191,490	$9,574	$191,490
4 (After Automatic Reset)		è	$205,944	$0	$205,944	$10,297	$205,944
Activity		$15,000	$205,360		$190,944	$0	$190,944
5 (Prior to Automatic Reset)		è	$205,360	$0	$190,944	$9,547	$190,944
5 (After Automatic Reset)		è	$205,360	$0	$205,360	$10,268	$205,360
For an explanation of the values and activities at the start of and during Contract Year 1, refer to Examples #1 and #2.
Because the $15,000 withdrawal during Contract Year 2 exceeds the Protected Payment Amount immediately prior to the withdrawal ($15,000 > $10,600), the Protected Payment Base and Remaining Protected Balance immediately after the withdrawal are adjusted to the lesser of:
(a)	the Contract Value immediately after the withdrawal ($206,490); or

(b)	the Remaining Protected Balance immediately prior to the withdrawal, less the withdrawal amount ($212,000 — $15,000 = $197,000).
The Protected Payment Amount immediately after the withdrawal is equal to $0 (5% of the Protected Payment Base after the withdrawal (5% of $197,000 = $9,850), less cumulative withdrawals during that Contract Year ($15,000), but not less than zero).
Because at the Beginning of Contract Year 3, the Protected Payment Base was less than the Contract Value on that Contract Anniversary (see balances at Beginning of Contract Year 3 – Prior to Automatic Reset), an automatic reset occurred which resets the Protected Payment Base and Remaining Protected Balance to an amount equal to 100% of the Contract Value (see balances at Beginning of Contract Year 3 – After Automatic Reset). As a result, the Protected Payment Amount is equal to $10,324 (5% of the reset Protected Payment Base).
Because the $15,000 withdrawal during Contract Year 3 exceeds the Protected Payment Amount immediately prior to the withdrawal ($15,000 > $10,324), the Protected Payment Base and Remaining Protected Balance immediately after the withdrawal are adjusted to the lesser of:
(c)	the Contract Value immediately after the withdrawal ($205,944); or

(d)	the Remaining Protected Balance immediately prior to the withdrawal, less the withdrawal amount ($206,490 — $15,000 = $191,490).
The Protected Payment Amount immediately after the withdrawal is equal to $0 (5% of the Protected Payment Base after the withdrawal (5% of $191,490 = $9,574), less cumulative withdrawals during that Contract Year ($15,000), but not less than zero).
Because at the Beginning of Contract Year 4, the Protected Payment Base was less than the Contract Value on that Contract Anniversary (see balances at Beginning of Contract Year 4 – Prior to Automatic Reset), an automatic reset occurred which resets the Protected Payment Base and Remaining Protected Balance to an amount equal to 100% of the Contract Value (see balances at Beginning of Contract Year 4 – After Automatic Reset). As a result, the Protected Payment Amount is equal to $10,297 (5% of the reset Protected Payment Base).

JOINT LIFE 5% GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
Example #4 – Withdrawals Exceeding Protected Payment Amount (continued)
Because the $15,000 withdrawal during Contract Year 4 exceeds the Protected Payment Amount immediately prior to the withdrawal ($15,000 > $10,297), the Protected Payment Base and Remaining Protected Balance immediately after the withdrawal are adjusted to the lesser of:
(e)	the Contract Value immediately after the withdrawal ($205,360); or

(f)	the Remaining Protected Balance immediately prior to the withdrawal, less the withdrawal amount ($205,944 — $15,000 = $190,944).
The Protected Payment Amount immediately after the withdrawal is equal to $0 (5% of the Protected Payment Base after the withdrawal (5% of $191,490 = $9,547), less cumulative withdrawals during that Contract Year ($15,000), but not less than zero).
Because at the Beginning of Contract Year 5, the Protected Payment Base was less than the Contract Value on that Contract Anniversary (see balances at Beginning of Contract Year 5 – Prior to Automatic Reset), an automatic reset occurred which resets the Protected Payment Base and Remaining Protected Balance to an amount equal to 100% of the Contract Value (see balances at Beginning of Contract Year 5 – After Automatic Reset). As a result, the Protected Payment Amount is equal to $10,268 (5% of the reset Protected Payment Base).
Since withdrawals occurred during Contract Years 2, 3 and 4, no annual credit will be applied to the Protected Payment Base and Remaining Protected Balance on any Contract Anniversary following the withdrawal.

JOINT LIFE 5% GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
Example #5 – Lifetime Income
The values shown below are based on the following assumptions:
•	Initial Purchase Payment = $100,000

•	Rider Effective Date = Contract Date

•	No subsequent Purchase Payments are received.

•	Withdrawals, each equal to 5% of the Protected Payment Base are taken each Contract Year.

•	No automatic reset or Owner-elected reset is assumed during the life of the Rider.

		End of Year		Protected Payment	Protected Payment	Remaining
Contract Year	Withdrawal	Contract Value	Annual Credit	Base	Amount	Protected Balance
1	$5,000	$96,489	$0	$100,000	$5,000	$95,000
2	$5,000	$94,384	$0	$100,000	$5,000	$90,000
3	$5,000	$92,215	$0	$100,000	$5,000	$85,000
4	$5,000	$89,982	$0	$100,000	$5,000	$80,000
5	$5,000	$87,681	$0	$100,000	$5,000	$75,000
6	$5,000	$85,311	$0	$100,000	$5,000	$70,000
7	$5,000	$82,871	$0	$100,000	$5,000	$65,000
8	$5,000	$80,357	$0	$100,000	$5,000	$60,000
9	$5,000	$77,768	$0	$100,000	$5,000	$55,000
10	$5,000	$75,101	$0	$100,000	$5,000	$50,000
11	$5,000	$72,354	$0	$100,000	$5,000	$45,000
12	$5,000	$69,524	$0	$100,000	$5,000	$40,000
13	$5,000	$66,610	$0	$100,000	$5,000	$35,000
14	$5,000	$63,608	$0	$100,000	$5,000	$30,000
15	$5,000	$60,517	$0	$100,000	$5,000	$25,000
16	$5,000	$57,332	$0	$100,000	$5,000	$20,000
17	$5,000	$54,052	$0	$100,000	$5,000	$15,000
18	$5,000	$50,674	$0	$100,000	$5,000	$10,000
19	$5,000	$47,194	$0	$100,000	$5,000	$5,000
20	$5,000	$43,610	$0	$100,000	$5,000	$0
21	$5,000	$39,918	$0	$100,000	$5,000	$0
22	$5,000	$36,115	$0	$100,000	$5,000	$0
23	$5,000	$32,199	$0	$100,000	$5,000	$0
24	$5,000	$28,165	$0	$100,000	$5,000	$0
25	$5,000	$24,010	$0	$100,000	$5,000	$0
26	$5,000	$19,730	$0	$100,000	$5,000	$0
27	$5,000	$15,322	$0	$100,000	$5,000	$0
28	$5,000	$10,782	$0	$100,000	$5,000	$0
29	$5,000	$6,105	$0	$100,000	$5,000	$0
30	$5,000	$1,288	$0	$100,000	$5,000	$0
31	$5,000	$0	$0	$100,000	$5,000	$0
32	$5,000	$0	$0	$100,000	$5,000	$0
33	$5,000	$0	$0	$100,000	$5,000	$0
34	$5,000	$0	$0	$100,000	$5,000	$0
On the Rider Effective Date, the initial values are set as follows:
•	Protected Payment Base = Initial Purchase Payment = $100,000

•	Remaining Protected Balance = Initial Purchase Payment = $100,000

•	Protected Payment Amount = 5% of Protected Payment Base = $5,000

JOINT LIFE 5% GUARANTEED WITHDRAWAL BENEFIT RIDER
SAMPLE CALCULATIONS
Example #5 – Lifetime Income (continued)
Because the amount of each withdrawal does not exceed the Protected Payment Amount immediately prior to the withdrawal ($5,000): (a) the Protected Payment Base remains unchanged; and (b) the Remaining Protected Balance is reduced by the amount of each withdrawal.
Since a withdrawal occurred during Contract Year 1, no annual credit will be applied to the Protected Payment Base and Remaining Protected Balance on any Contract Anniversary following the withdrawal.
Withdrawals of 5% of the Protected Payment Base will continue to be paid each year (even after the Contract Value and Remaining Protected Balance have been reduced to zero) until the death of all Designated Lives eligible for lifetime benefits.